Exhibit 99.1

Rock Energy Announces the Appointment of Richard Eaman to Coordinate Gold and Other Precious Metals Sales

HOUSTON--(BUSINESS WIRE)--

Rock Energy, Inc. (OTCQB: RCKE) announced today the appointment of Richard Eaman, Professional Extractive Metalurgist, to coordinate and execute Rock Energy’s bullion production and sales process at the Mancos Colorado Red Arrow mine. Mr. Eaman has 38 years of domestic and international experience in process research, project management, design and production facilities for the minerals industry including smaller scale mining operations to gold operations for Newmont Mining.

Commenting on the engagement with Rock Energy, Mr. Eaman stated, “Over the past several years I have done extensive analysis on the minerals from the Red Arrow Mine and am excited to be a part of the company by taking the concentrates and producing the bullion products to their point of sale. As I have stated in earlier reports on work I have done at Red Arrow, this is one of the most attractive projects I have seen in my 38 year career in the mining industry.

Rocky Emery, Chairman and CEO of Rock Energy added, “This is an exciting time for us with the commencement of bullion sales later this month. Our increased milling capacity coming on line this month will provide us a steady ramp-up in our cash flows to bring us cash flow positive within the next 4-5 months. Having Richard work with us on this critical aspect of our development is a great value added for our shareholders.”

Cautionary Statements

CAUTIONARY STATEMENT REGARDING FUTURE RESULTS AND FORWARD-LOOKING STATEMENTS: This Web site and press release contains information, including statements as to the Company’s future financial or operating performance, that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements are intended to be covered by the safe harbor created by such sections and other applicable laws. All statements, other than statements of historical fact, are forward-looking statements. The words "believe", "expect", "anticipate", "contemplate", "target", "plan", "intends", "continue", "budget", "estimate", "may", "will", "schedule" and similar expressions identify forward-looking statements. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company, are inherently subject to significant business, economic and competitive uncertainties and contingencies. Known and unknown factors could cause actual results to differ materially from those projected in the forward-looking statements. Such forward-looking statements include, without limitation: (i) estimates of future mineral production, results and sales; (ii) estimates of future costs applicable to sales, other expenses and taxes, for specific operations and on a consolidated basis; (iii) estimates of future capital expenditures, construction, production or closure activities; (iv) statements regarding future exploration potential, asset potential, potential resource expansion and targeted production; (v) estimates and expectations regarding reserves, nonreserve mineralization and potential ounces; (vi) statements regarding fluctuations in capital and currency markets; (vii) statements regarding potential cost savings, productivity, operating performance, and cost structure; (viii) expectations regarding the development, growth, mine life, production and costs applicable to sales and exploration potential of the Company's projects; and (ix) expectations regarding the impacts of operating technical or geotechnical issues in connection with the Company's projects or operations. Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect. Such assumptions, include, but are not limited to: (i) there being no significant change to current geotechnical, metallurgical, hydrological and other physical conditions; (ii) permitting, development, operations and expansion of the Company's projects being consistent with current expectations and mine plans; (iii) certain price assumptions for gold, copper and oil; (iv) certain effective tax rate assumptions (v) prices for key supplies being approximately consistent with current levels; and (vi) the accuracy of our current mineral reserve and mineral resource estimates. Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Such risks include, but are not limited to, gold and other metals price volatility, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political and operational risks in the jurisdiction in which we operate, changes in governmental regulation, including taxation, environmental, permitting and other regulations, and judicial outcomes The Company does not undertake any obligation to release publicly revisions to any "forward-looking statement," to reflect events or circumstances after the date of publication, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

Contact:

Rock Energy Resources, Inc.
Rocky V Emery, 832-301-5968
Cell: 832-691-7991
Chairman & CEO
Managing Member American Patriot Gold
www.americanpatriotgold.com
Remery@americanpatriotgold.com